As filed with the Commission on March 10, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Phoenix Plus Corp.

(Exact name of registrant as specified in its charter)

Nevada	4931	61-1907981
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

17/F, THE WORKSTATION, 43-45, LYNDHURST TERRACE,

CENTRAL, HONG KONG

Telephone: +852 8120 0914

Email: phoenixplusinfos@gmail.com

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Jackson L. Morris, Esq.

126 21st Avenue SE

St. Petersburg, Florida 33709

Telephone: 813-892-5969

Email: jackson.morris@rule144solution.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Post Effective Amendment to the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [_]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [_]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The purpose of this Post Effective Amendment No. 2 is to file an updated accountant’s consent as Exhibit 23.1 to this registration statement

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on November 5, 2018 *
3.2	By-laws *
5.1	Legal Opinion Letter *
10.1	Consultancy Agreement between Phoenix Plus International Limited and Rooframes Metaltech SB *
10.2	Collaboration Agreement between Phoenix Plus International Limited and Abalance Corporation *
23.1	Consent of Independent Accounting Firm “Total Asia Associates PLT
99.1	Sample Subscription Agreement *

*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kuala Lumpur, Malaysia on March 10, 2021.

PHOENIX PLUS CORP.

By:	/s/ Fong Teck Kheong
Name:	Fong Teck Kheong
Title:	CEO, President, Secretary, Treasurer, Director
Date:	March 10, 2021

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	/s/ Fong Teck Kheong
Name:	Fong Teck Kheong
Title:	Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)
Date:	March 10, 2021